Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of The Toronto-Dominion Bank of our report dated March 16, 2010 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in The South Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the references to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
June 10, 2010